UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2016

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Henrietta Acquisition and Amendment to Omnibus Agreement

As previously disclosed, on September 20, 2016, 8point3 Operating Company, LLC (“OpCo”), a wholly-owned subsidiary of 8point3 Energy Partners LP (the “Partnership”), entered into a Contribution Agreement (the “Henrietta Contribution Agreement”) with SunPower Corporation (“SunPower”), and SunPower AssetCo, LLC, a wholly-owned subsidiary of SunPower (“Seller”), to acquire a 49% interest in a substantially completed, 102 MW photovoltaic solar generating facility located in Kings County, California (the “Henrietta Project”) for $134.0 million in cash (the “Henrietta Acquisition”). A subsidiary of Southern Company owns the other 51% of the Henrietta Project and controls the governing board of the project.

In connection with the closing of the Henrietta Acquisition on September 29, 2016, the Partnership entered into Amendment No. 3 to Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with the Partnership’s general partner, 8point3 General Partner, LLC (the “General Partner”), 8point3 Holding Company, LLC (“Holdings”), First Solar, Inc. (“First Solar”), SunPower and OpCo. The Omnibus Amendment amends the schedules to the parties’ existing Amended and Restated Omnibus Agreement dated April 6, 2016, as amended (the “Amended and Restated Omnibus Agreement”) to include the Henrietta Project for all purposes.

All other material terms and conditions of the Amended and Restated Omnibus Agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Kern Purchase Agreement

As previously disclosed, on January 26, 2016, OpCo entered into a Purchase, Sale and Contribution Agreement (the “Kern Purchase Agreement”) with SunPower, pursuant to which OpCo agreed to purchase (the “Kern Acquisition”) a 20.23 MWac photovoltaic solar generating project located in Kern County, CA and which consists or will consist of solar generation systems attached to fixed-tilt carports located at 27 school sites in the Kern High School District (the “Kern Project”). Ownership and cash flows of the Kern Project are subject to a tax equity financing arrangement with an affiliate of Wells Fargo & Company.  The Kern Acquisition will be effectuated in four phases:

i.

on January 26, 2016, simultaneously with the execution of the Kern Purchase Agreement, 8point3 OpCo Holdings, LLC, a wholly-owned subsidiary of OpCo (“OpCo Holdings”), acquired 100% of the class B limited liability company interests of SunPower Commercial II Class B, LLC (“Kern Holdco”), which indirectly holds the Phase 1(a) assets as of such date;

ii.	on September 9, 2016, OpCo caused OpCo Holdings to make a contribution of capital to Kern Holdco, which was used to acquire the Phase 1(b) assets from a SunPower subsidiary; and
iii.

at two future closing dates, which are expected to occur in the fiscal quarter ending February 28, 2017, OpCo will cause OpCo Holdings to make additional contributions of capital to Kern Holdco, which will be used to acquire the Phase 2 assets from a SunPower subsidiary.

On September 28, 2016, the parties thereto entered into the First Amendment to Purchase, Sale and Contribution Agreement (the “Kern Amendment”), pursuant to which the parties agreed to increase the size of the Kern Project by up to 1 MW and to increase the aggregate consideration payable by OpCo for the Kern Acquisition by up to $1.6 million based upon the increased MW of the assets acquired. Pursuant to the Kern Amendment, the aggregate purchase price for the Kern Acquisition is up to $36.6 million in cash, of which OpCo paid approximately $4.9 million on January 27, 2016 in connection with the closing of the first phase on January 26, 2016 and approximately $9.2 million on September 9, 2016 in connection with the closing of the second phase on September 9, 2016.  OpCo will pay the remaining balance of the purchase price at the closings of the third and fourth phases based upon the MW of the assets in such phase.

All other material terms and conditions of the Kern Purchase Agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Kern Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Credit and Guaranty Agreement

On September 30, 2016, the Partnership entered into the Second Amendment and Incremental Joinder Agreement (the “Joinder Agreement”) with OpCo, certain subsidiaries of OpCo, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.  The Joinder Agreement provides for a new $250 million incremental term loan facility under the parties’ existing Credit and Guaranty Agreement (the “Credit and Guaranty Agreement”), the proceeds of which may be used by OpCo to pay (or to reimburse) costs and expenses incurred in connection with the Henrietta Acquisition or the potential acquisition of an interest in a solar energy project located in San Bernardino County, California, that has a nameplate capacity of 300 MW (the “Stateline Project”), as well as other new projects that meet certain criteria set forth in Credit and Guaranty Agreement.  Pursuant to the Joinder Agreement (and subject to the satisfaction of customary draw conditions), until December 31, 2016, OpCo may borrow (i) up to $134 million following its acquisition of the Henrietta Project, which occurred on September 29, 2016, and (ii) up to the full $250 million in connection with, or following the consummation of, its potential acquisition of an interest in the Stateline Project.  The new term loans obtained under the Joinder Agreement will be subject to commercial terms, including amortization, maturity date and accrual of interest, analogous to those that apply to OpCo’s existing term loans under the Credit and Guaranty Agreement.

The Joinder Agreement also amends the Credit and Guaranty Agreement to, among other things, (i) permit OpCo to incur up to $50.0 million in subordinated indebtedness from First Solar or its affiliate to pay a portion of the purchase price for the Stateline Project, without impacting OpCo’s debt-to-cash-flow ratio, and (ii) increase OpCo’s maximum required debt-to-cash-flow ratio (as more fully defined in the Credit and Guaranty Agreement) in respect of the fiscal quarters ending November 30, 2016 through November 30, 2017 from 5.50:1.00 to 6.00:1.00, and for all fiscal quarters thereafter from 5.00:1.00 to 5.50:1.00 (except that the prior thresholds will continue to apply under certain circumstances).  The Joinder Agreement also contains customary representations, warranties and agreements of the Partnership, OpCo and certain of OpCo’s subsidiaries.

All other material terms and conditions of the Credit and Guaranty Agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment and Waiver to ROFO Agreement

On September 30, 2016, OpCo entered into the First Amendment and Waiver to Right of First Offer Agreement (the “Waiver”) with SunPower. Pursuant to the Right of First Offer Agreement, dated as of June 24, 2015, between OpCo and SunPower (the “ROFO Agreement”), SunPower previously granted to OpCo a right of first offer to purchase certain solar energy generating facilities for a period of five years. Such solar projects included the 54 MW Stanford solar generation project in Kern County, California (“Stanford”) and the 20 MW IPT Solar Gen solar generation project in the Ishikawa prefecture, Japan (“IPT”).  Pursuant to the Waiver, OpCo waived its rights under the ROFO Agreement with respect to Stanford and IPT. Concurrently, OpCo’s rights under the ROFO Agreement were expanded to cover SunPower’s 100 MW Boulder Solar 1 facility in Clark County, Nevada and SunPower’s 42 MW Commercial Portfolio #3 located in various U.S. states, which had not previously been subject to the ROFO Agreement. The Waiver also contains customary representations, warranties and agreements of OpCo and SunPower.

The terms of the Waiver were approved by the board of directors (the “Board”) of the General Partner and by the conflicts committee of the Board, which consists entirely of independent directors (the “Conflicts Committee”). The Conflicts Committee consulted independent legal counsel in evaluating the Waiver.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Henrietta Acquisition

On September 29, 2016, OpCo completed the Henrietta Acquisition pursuant to the terms of the Henrietta Contribution Agreement. OpCo funded the Henrietta Acquisition with a combination of the net proceeds of the Partnership’s registered public offering of 8,050,000 Class A shares representing limited partner interests in the Partnership, cash on hand and drawings under OpCo’s revolving credit facility. The description of the Henrietta Acquisition included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The terms of the Henrietta Acquisition were approved by the Board and by the Conflicts Committee. The Conflicts Committee engaged an independent financial advisor and legal counsel to assist in evaluating the Henrietta Acquisition.

SunPower owns 8,778,190 common units and 20,104,885 subordinated units in OpCo, representing a 36.5% economic interest in OpCo. In addition, SunPower owns 28,883,075 Class B shares in the Partnership. SunPower also owns a 50% interest in Holdings, which holds all the incentive distribution rights in OpCo and is the sole member of the General Partner.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Joinder Agreement included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired.

To the extent financial statements are required by this item, they will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)Pro Forma Financial Information.

To the extent pro forma financial information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)Exhibits.

Number	Description
2.1	First Amendment to Purchase, Sale and Contribution Agreement dated September 28, 2016 by and between SunPower Corporation and 8point3 Operating Company, LLC.
10.1

Amendment No. 3 to Amended and Restated Omnibus Agreement dated September 29, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

10.2

Second Amendment and Consent to Credit and Guaranty Agreement dated September 30, 2016 among 8point3 Operating Company, LLC, 8point3 Energy Partners LP, certain subsidiaries of 8point3 Operating Company, LLC, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.

10.3	First Amendment and Waiver to the Right of First Offer Agreement dated September 30, 2016, by and between 8point3 Operating Company, LLC and SunPower Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP
By:	8point3 General Partner, LLC,
its general partner

By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

Date: October 3, 2016

INDEX TO EXHIBITS

Number	Description
2.1	First Amendment to Purchase, Sale and Contribution Agreement dated September 28, 2016 by and between SunPower Corporation and 8point3 Operating Company, LLC.
10.1

Amendment No. 3 to Amended and Restated Omnibus Agreement dated September 29, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

10.2

Second Amendment and Consent to Credit and Guaranty Agreement dated September 30, 2016 among 8point3 Operating Company, LLC, 8point3 Energy Partners LP, certain subsidiaries of 8point3 Operating Company, LLC, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.

10.3	First Amendment and Waiver to the Right of First Offer Agreement dated September 30, 2016, by and between 8point3 Operating Company, LLC and SunPower Corporation.